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                              September 27, 2004


Structured Asset Securities Corporation II
745 Seventh Avenue
New York, New York  10019

               Re:   Structured Asset Securities Corporation II
                     Commercial/Multifamily Mortgage Pass-Through Certificates Registration Statement on Form S-3

Ladies and Gentlemen:

         We have acted as counsel for Structured Asset Securities Corporation II, a Delaware corporation (the "Registrant"), in connection with the registration statement on Form S-3 (the "Registration Statement") being filed by the Registrant on or about the date hereof with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933 (the "Act") with respect to the Registrant's commercial/multifamily mortgage pass-through certificates (the "Certificates") to be issued from time to time. The Certificates will evidence interests in trust funds established by the Registrant, in each case as described in the Registration Statement. The Certificates are issuable in one or more series (each, a "Series") under, in the case of each Series, a separate pooling and servicing agreement (a "Pooling and Servicing Agreement") between the Registrant, the servicer or master servicer named therein, the special servicer (if any) named therein, the fiscal agent (if any) named therein and the trustee named therein. The Certificates of each Series are to be sold as described in the Registration Statement, in any amendment thereto and in the prospectus and prospectus supplement relating to such Series (the "Prospectus" and "Prospectus Supplement", respectively).

         In connection with the foregoing, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we deemed necessary for the purposes of this opinion. In our examination, we have assumed the following: (a) the genuineness of all signatures; (b) the legal capacity of natural persons; (c) the authenticity of all documents submitted to us as originals; (d) the


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SIDLEY AUSTIN BROWN & WOOD LLP                                          NEW YORK

Structured Asset Securities Corporation II
September 27, 2004
Page 2

conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such documents; and (e) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates that we have reviewed. As to any facts material to the opinions expressed herein that were not known to us, we have relied upon certificates, statements and representations of officers and other representatives of the Registrant and others.

         In rendering this opinion, we have further assumed that: (i) the Pooling and Servicing Agreement with respect to each Series of Certificates is executed and delivered substantially in the form incorporated by reference into the Registration Statement as Exhibit 4.1; (ii) each party to the Pooling and Servicing Agreement with respect to each Series of Certificates has the power and authority to enter into and perform all of such party's obligations thereunder; (iii) when the Pooling and Servicing Agreement with respect to each Series of Certificates has been duly authorized by all necessary action, executed and delivered by each party thereto, it will constitute the valid and binding obligation of each such party, enforceable against each such party in accordance with its terms; and (iv) the transactions contemplated to occur under the Registration Statement, the Prospectus, the related Prospectus Supplement and the related Pooling and Servicing Agreement with respect to each Series of Certificates in fact occur in accordance with the respective terms thereof.

         Based upon and subject to the foregoing, we are of the opinion that when--

                  (i) the Registration Statement has become effective,

                  (ii) the issuance and principal terms of any Series of Certificates have been duly authorized by all necessary action by the Registrant,

                  (iii) the Pooling and Servicing Agreement relating to such Series has been duly authorized by all necessary action and executed and delivered by or on behalf of each party thereto, and

                  (iv) the Certificates of such Series have been duly executed, authenticated and delivered in accordance with the terms and conditions of the Pooling and Servicing Agreement relating to such Series and sold in the manner described in the Registration Statement, in any amendment thereto, in the Prospectus and in any Prospectus Supplement relating thereto, the Certificates of such Series will be legally and validly issued and outstanding, fully paid and non-assessable.

         We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the use of our name under the heading "Legal Matters" in the

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SIDLEY AUSTIN BROWN & WOOD LLP                                          NEW YORK

Structured Asset Securities Corporation II
September 27, 2004
Page 3

Prospectus included as part of the Registration Statement and in the Prospectus Supplement relating to each Series of Certificates with respect to which we act as counsel to the Registrant. In giving such consent, we do not consider that we are "experts", within the meaning of the term as used in the Act or the rules and regulations of the Commission issued thereunder, with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

         We express no opinion as to any laws other than the laws of the State of New York and do not express any opinion, either implicitly or otherwise, on any issue not expressly addressed above.

                                            Very truly yours,

                                            /s/ Sidley Austin Brown & Wood LLP